NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FOURTH QUARTER 2021 RESULTS

Reports all-time quarterly record revenue, net income and net income per diluted share

Guides strong first quarter revenue and net income per diluted share

Announces 14% dividend increase

GREENEVILLE, Tenn.- (BUSINESS WIRE) - February 9, 2022 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three and twelve months ended December 31, 2021 as presented in the tables below on a continuing operations basis (Pool Distribution was previously reported as a discontinued operation).

Tom Schmitt, Chairman, President and CEO, commenting on fourth quarter results from continuing operations said, “Our fourth quarter reported revenue, net income and net income per diluted share represent the best quarterly financial performance in Forward history and each set all-time quarterly records. With higher quality freight in our network, our less-than-truckload line of business reported record levels in weight per shipment and revenue per shipment for the fourth quarter. Our solid growth strategies combined with continued strong demand for our services drove our record fourth quarter revenue growth of 31%, which came in above the high end of our guidance range of 23% to 27%. Our record reported net income per diluted share of $1.40 exceeded the high end of our $1.25 to $1.29 guidance range.”

Mr. Schmitt continued, “We anticipate solid performance in the first quarter of 2022 with volumes expected to exceed the same period of 2021. For the month of January, our revenue per shipment increased 54.8%, weight per shipment increased 33.0% and tonnage increased 10.7% year-over-year. Based on the continued precision execution of our strategic priorities, at this moment, we are ahead of pace toward our previously announced full year 2023 targets.”

In closing, Mr. Schmitt said, “We achieved record-breaking annual performance in 2021. I would like to thank our employees and independent contractors for their remarkable efforts to serve our customers and their valuable contribution to this important milestone for Forward.”

Regarding the Company’s first quarter 2022 continuing operations guidance, Rebecca J. Garbrick, CFO, said, “We expect first quarter year-over-year revenue growth of 18% to 22% and net income per diluted share to be between $1.15 to $1.19, compared to reported net income per diluted share of $0.60 and adjusted net income per diluted share of $0.80 in the first quarter of 2021.”

Continuing Operations	Three Months Ended
(in thousands, except per share data)	December 31, 2021	December 31, 2020	Change	Percent Change
Operating revenue	$459,929	$350,341	$109,588	31.3%
Income from operations	$51,977	$20,726	$31,251	150.8%
Operating margin	11.3%	5.9%	540 bps
Net income from continuing operations	$38,197	$15,133	$23,064	152.4%
Net income per diluted share	$1.40	$0.55	$0.85	154.5%
Cash provided by operating activities	$42,144	$15,612	$26,532	169.9%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$51,866	$25,237	$26,629	105.5%
Adjusted net income	$38,114	$18,629	$19,485	104.6%
Adjusted net income per diluted share	$1.40	$0.68	$0.72	105.9%
EBITDA	$63,462	$29,929	$33,533	112.0%
Free cash flow	$26,354	$12,781	$13,573	106.2%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Continuing Operations	Twelve Months Ended
(in thousands, except per share data)	December 31, 2021	December 31, 2020	Change	Percent Change
Operating revenue	$1,662,427	$1,269,573	$392,854	30.9%
Income from operations	$159,301	$73,924	$85,377	115.5%
Operating margin	9.6%	5.8%	380 bps
Net income from continuing operations	$116,091	$52,767	$63,324	120.0%
Net income per diluted share	$4.22	$1.89	$2.33	123.3%
Cash provided by operating activities	$124,896	$96,105	$28,791	30.0%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$166,729	$79,523	$87,206	109.7%
Adjusted net income	$121,654	$57,027	$64,627	113.3%
Adjusted net income per diluted share	$4.43	$2.05	$2.38	116.1%
EBITDA	$198,853	$111,046	$87,807	79.1%
Free cash flow	$88,430	$78,250	$10,180	13.0%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.
On February 8, 2022, our Board of Directors approved a 14% increase to the Company’s quarterly dividend, raising it from $0.21 to $0.24 per share of common stock. The dividend is payable to shareholders of record at the close of business on March 3, 2022 and is expected to be paid on March 18, 2022.

This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.96 for the full year 2022, payable in quarterly increments of $0.24 per share of common stock.  The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance.

Commenting on the increased dividend payment, Ms. Garbrick said, “This increase reflects our confidence in the growth potential of our businesses, and the Company’s continued focus on returning a portion of its free cash flow back to shareholders. In the past five years, we have returned approximately $365 million to shareholders in the form of dividends and share repurchases.”

The Board approved a strategy to divest the Pool Distribution business (“Pool”) on April 23, 2020, and the sale of Pool was completed on February 12, 2021. Accordingly, the results of operations and cash flows for Pool have been presented as a discontinued operation and have been excluded from continuing operations in this release for all periods presented. In addition, Pool assets and liabilities were reflected as “held for sale” on the Condensed Consolidated Balance Sheets in this press release for the prior period.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter 2021 results on Thursday, February 10, 2022 at 9:00 a.m. EST. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (844) 867-6169, Access Code: 3231672.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investors Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light freight and logistics company that provides services across the United States and Canada. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer final mile services, including delivery of heavy-bulky freight, truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. We are more than a transportation company. As a single resource for your shipping needs, Forward is your supply chain partner. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operating revenue:
Expedited Freight	$376,792	$299,500	$1,374,270	$1,072,301
Intermodal	83,394	51,767	289,214	199,603
Eliminations and other operations	(257)	(926)	(1,057)	(2,331)
Operating revenue	459,929	350,341	1,662,427	1,269,573
Operating expenses:
Purchased transportation	227,776	184,943	833,075	650,664
Salaries, wages and employee benefits	83,866	70,527	327,814	270,785
Operating leases	19,560	17,122	79,633	69,720
Depreciation and amortization	11,485	9,206	39,552	37,125
Insurance and claims	11,570	8,475	42,186	34,912
Fuel expense	4,809	2,919	17,027	12,166
Other operating expenses	48,886	36,423	163,839	120,277
Total operating expenses	407,952	329,615	1,503,126	1,195,649
Income (loss) from continuing operations
Expedited Freight	45,467	20,872	139,321	71,266
Intermodal	8,510	3,428	30,117	16,391
Other operations	(2,000)	(3,574)	(10,137)	(13,733)
Income from continuing operations	51,977	20,726	159,301	73,924
Other expense:
Interest expense	(877)	(1,206)	(4,338)	(4,561)
Other, net	—	(3)	—	(3)
Total other expense	(877)	(1,209)	(4,338)	(4,564)
Income before income taxes	51,100	19,517	154,963	69,360
Income tax expense	12,903	4,384	38,872	16,593
Net income from continuing operations	38,197	15,133	116,091	52,767
Income (Loss) from discontinued operation, net of tax	2,268	(19,576)	(10,232)	(29,034)
Net income (loss) and comprehensive income (loss)	$40,465	$(4,443)	$105,859	$23,733

Net income per share:
Basic net income (loss) per share:
Continuing operations	$1.41	$0.55	$4.25	$1.90
Discontinued operation	0.08	(0.72)	(0.37)	(1.05)
Net income (loss) per share[1]	$1.49	$(0.17)	$3.87	$0.84
Diluted net income (loss) per share:
Continuing operations	$1.40	$0.55	$4.22	$1.89
Discontinued operation	0.08	(0.72)	(0.37)	(1.05)
Net income (loss) per share[1]	$1.48	$(0.17)	$3.85	$0.84

Dividends per share:	$0.21	$0.21	$0.84	$0.75
1 Rounding may impact summation of amounts.

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2021	Percent of Revenue	December 31, 2020	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$234,792	62.4%	$170,035	56.8%	$64,757	38.1%
Truckload	60,026	15.9	54,829	18.3	5,197	9.5
Final Mile	71,706	19.0	66,252	22.1	5,454	8.2
Other	10,268	2.7	8,383	2.8	1,885	22.5
Total operating revenue	376,792	100.0	299,499	100.0	77,293	25.8

Operating expenses:
Purchased transportation	204,810	54.4	167,205	55.8	37,605	22.5
Salaries, wages and employee benefits	66,260	17.6	58,386	19.5	7,874	13.5
Operating leases	13,536	3.6	13,302	4.4	234	1.8
Depreciation and amortization	8,481	2.3	6,812	2.4	1,669	24.5
Insurance and claims	8,173	2.2	5,928	2.0	2,245	37.9
Fuel expense	2,387	0.6	1,699	0.6	688	40.5
Other operating expenses	27,678	7.3	25,295	8.4	2,383	9.4
Total operating expenses	331,325	87.9	278,627	93.0	52,698	18.9
Income from operations	$45,467	12.1%	$20,872	7.0%	$24,595	117.8%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	December 31, 2021	December 31, 2020	Percent Change

Business days	63	64	(1.6)%

Tonnage [1,2]
Total pounds	744,725	641,370	16.1
Pounds per day	11,821	10,021	18.0

Shipments [1,2]
Total shipments	889	1,052	(15.5)
Shipments per day	14.1	16.4	(14.0)

Weight per shipment	838	610	37.4

Revenue per hundredweight [3]	$30.23	$26.65	13.4
Revenue per hundredweight, excluding fuel [3]	$25.41	$23.23	9.4

Revenue per shipment [3]	$258.29	$161.79	59.6
Revenue per shipment, excluding fuel [3]	$217.91	$140.94	54.6

Network revenue from door-to-door shipments as a percentage of network revenue [3,4]	45.0%	46.6%	(3.4)

1 In thousands.
[2] Excludes accessorial, full truckload and final mile products.
[3] Includes intercompany revenue between the Network and Truckload revenue streams.
[4] Door-to-door shipments include all shipments with a pickup and/or delivery.

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2021	Percent of Revenue	December 31, 2020	Percent of Revenue	Change	Percent Change
Operating revenue	$83,394	100.0%	$51,768	100.0%	$31,626	61.1%

Operating expenses:
Purchased transportation	23,221	27.9	18,365	35.5	4,856	26.4
Salaries, wages and employee benefits	17,711	21.2	12,404	24.0	5,307	42.8
Operating leases	6,024	7.2	3,921	7.6	2,103	53.6
Depreciation and amortization	2,983	3.6	2,352	4.5	631	26.8
Insurance and claims	2,385	2.9	2,052	4.0	333	16.2
Fuel expense	2,422	2.9	1,220	2.4	1,202	98.5
Other operating expenses	20,138	24.1	8,026	15.5	12,112	150.9
Total operating expenses	74,884	89.8	48,340	93.4	26,544	54.9
Income from operations	$8,510	10.2%	$3,428	6.6%	$5,082	148.2%

Intermodal Operating Statistics

	Three Months Ended
	December 31, 2021	December 31, 2020	Percent Change

Drayage shipments	91,113	75,500	20.7%
Drayage revenue per shipment	$777	$583	33.3%
Number of locations	29	24	20.8%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$37,316	$40,254
Accounts receivable, net	208,085	156,490
Other receivables	8,097	—
Other current assets	29,309	28,150
Current assets held for sale	—	21,002
Total current assets	282,807	245,896

Property and equipment	419,962	380,519
Less accumulated depreciation and amortization	200,867	190,652
Total property and equipment, net	219,095	189,867
Operating lease right-of-use assets	148,198	123,338
Goodwill	266,752	244,982
Other acquired intangibles, net of accumulated amortization	154,717	145,032
Other assets	46,254	45,181
Noncurrent assets held for sale	—	53,097
Total assets	$1,117,823	$1,047,393

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$44,837	$38,371
Accrued expenses	61,621	51,264
Other current liabilities	4,614	10,580
Current portion of debt and finance lease obligations	6,088	1,801
Current portion of operating lease liabilities	47,532	43,680
Current liabilities held for sale	—	25,924
Total current liabilities	164,692	171,620

Debt and finance lease obligations, less current portion	165,037	117,408
Operating lease liabilities, less current portion	101,409	80,346
Other long-term liabilities	49,624	54,129
Deferred income taxes	43,407	41,986
Noncurrent liabilities held for sale	—	34,575

Shareholders’ equity:
Common stock	270	273
Additional paid-in capital	258,474	242,916
Retained earnings	334,910	304,140
Total shareholders’ equity	593,654	547,329
Total liabilities and shareholders’ equity	$1,117,823	$1,047,393

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	December 31, 2021	December 31, 2020
Operating activities:
Net income from continuing operations	$38,197	$15,133
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	11,485	9,206
Change in fair value of earn-out liability	(111)	2,588
Share-based compensation expense	2,734	3,181
Provision for revenue adjustments	2,439	1,779
Deferred income tax expense	2,805	(3,545)
Other	670	(127)
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:
Accounts receivable	(3,598)	(5,303)
Other receivables	6,121	—
Prepaid expenses, other current assets and other assets	(16,200)	(10,677)
Accounts payable, accrued expenses and other long-term liabilities	(2,398)	3,377
Net cash provided by operating activities of continuing operations	42,144	15,612

Investing activities:
Proceeds from sale of property and equipment	304	998
Purchases of property and equipment	(16,094)	(3,829)
Purchase of businesses, net of cash acquired	(36,813)	(7,720)
Net cash used in investing activities of continuing operations	(52,603)	(10,551)

Financing activities:
Proceeds from revolving credit facility	150,000	—
Payments on revolving credit facility	(150,000)	—
Repayments of finance lease obligations	(978)	(917)
Payment of debt issuance costs	(363)	—
Proceeds from issuance of common stock upon stock option exercises	143	2,336
Payments of dividends to shareholders	(5,706)	(5,779)
Proceeds from common stock issued under employee stock purchase plan	523	370
Payment of minimum tax withholdings on share-based awards	(41)	(64)
Contributions from (distributions to) subsidiary held for sale	2,267	(3,743)
Net cash used in financing activities of continuing operations	(4,155)	(7,797)
Net decrease in cash of continuing operations	(14,614)	(2,736)

Cash from discontinued operation:
Net cash provided by (used in) operating activities of discontinued operation	2,267	(3,349)
Net cash used in investing activities of discontinued operation	—	(394)
Net cash (used in) provided by financing activities of discontinued operation	(2,267)	3,743
Decrease in cash and cash equivalents	(14,614)	(2,736)
Cash and cash equivalents at beginning of period of continuing operations	51,930	42,990
Cash at beginning of period of discontinued operation	—	—
Decrease in cash and cash equivalents	(14,614)	(2,736)
Less: cash at beginning of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$37,316	$40,254

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended
	December 31, 2021	December 31, 2020
Operating activities:
Net income from continuing operations	$116,091	$52,767
Adjustments to reconcile net income of continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	39,552	37,125
Change in fair value of earn-out liability	(496)	379
Share-based compensation expense	10,913	11,033
Provision for revenue adjustments	7,943	4,751
Deferred income tax expense	1,421	772
Other	1,076	587
Changes in operating assets and liabilities, net of effects from the purchase of acquired companies:
Accounts receivable	(52,684)	(25,739)
Other receivables	(8,097)	—
Prepaid expenses, other current assets and other assets	(8,002)	(9,424)
Accounts payable, accrued expenses and other long-term liabilities	17,179	23,854
Net cash provided by operating activities of continuing operations	124,896	96,105

Investing activities:
Proceeds from sale of property and equipment	2,643	2,413
Purchases of property and equipment	(39,109)	(20,268)
Purchase of businesses, net of cash acquired	(59,866)	(63,651)
Net cash used in investing activities of continuing operations	(96,332)	(81,506)

Financing activities:
Proceeds from revolving credit facility	195,000	65,000
Payments on revolving credit facility	(150,000)	(20,000)
Repayments of finance lease obligations	(2,423)	(1,446)
Payment of debt issuance costs	(482)	—
Proceeds from issuance of common stock upon stock option exercises	3,706	4,237
Payment of earn-out liability	(6,519)	(5,284)
Payments of dividends to shareholders	(22,976)	(20,869)
Repurchases and retirement of common stock	(48,989)	(45,248)
Proceeds from common stock issued under employee stock purchase plan	911	664
Payment of minimum tax withholdings on share-based awards	(3,115)	(3,508)
Contributions from (distributions to) subsidiary held for sale	3,385	(12,640)
Net cash used in financing activities of continuing operations	(31,502)	(39,094)
Net decrease in cash of continuing operations	(2,938)	(24,495)

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	(4,635)	(11,439)
Net cash provided by (used in) investing activities of discontinued operation	8,020	(1,201)
Net cash used in (provided by) financing activities of discontinued operation	(3,385)	12,640
Decrease in cash and cash equivalents	(2,938)	(24,495)
Cash and cash equivalents at beginning of period of continuing operations	40,254	64,749
Cash at beginning of period of discontinued operation	—	—
Decrease in cash and cash equivalents	(2,938)	(24,495)
Less: cash at beginning of period of discontinued operation	—	—
Cash and cash equivalents at end of period of continuing operations	$37,316	$40,254

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and twelve months ended December 31, 2021 and 2020, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, and reported income from continuing operations, net income, and net income per diluted share to adjusted income from continuing operations, net income, and net income per diluted share. All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA from continuing operations improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow from continuing operations is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value. The Company believes providing adjusted income from operations, net income and net income per share allows investors to compare Company performance consistently over various periods without regard to the impact of these unusual, nonrecurring or nonoperational items.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The following is a reconciliation of net income from continuing operations to EBITDA from continuing operations for the three and twelve months ended December 31, 2021 and 2020 (in thousands):

	Three Months Ended		Twelve Months Ended
Continuing Operations	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$38,197	$15,133	$116,091	$52,767
Interest expense	877	1,206	4,338	4,561
Income tax expense	12,903	4,384	38,872	16,593
Depreciation and amortization	11,485	9,206	39,552	37,125
EBITDA	$63,462	$29,929	$198,853	$111,046

The following is a reconciliation of net cash provided by operating activities of continuing operations to free cash flow from continuing operations for the three and twelve months ended December 31, 2021 and 2020 (in thousands):

	Three Months Ended		Twelve Months Ended
Continuing Operations	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net cash provided by operating activities	$42,144	$15,612	$124,896	$96,105
Proceeds from sale of property and equipment	304	998	2,643	2,413
Purchases of property and equipment	(16,094)	(3,829)	(39,109)	(20,268)
Free cash flow	$26,354	$12,781	$88,430	$78,250

The following is a reconciliation of reported income from continuing operations, net income, and net income per diluted share from continuing operations to adjusted income from continuing operations, net income, and net income per diluted share from continuing operations for the three and twelve months ended December 31, 2021 and 2020 (in thousands, except net income per diluted share):

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1,2]
As Reported	$51,977	$38,197	$1.40	$20,726	$15,133	$0.55
Professional fees for cybersecurity and shareholder engagement activities	—	—	—	1,923	1,490	0.05
Change in the fair value of the earn-out liability	(111)	(83)	—	2,588	2,006	0.07
As Adjusted	$51,866	$38,114	$1.40	$25,237	$18,629	$0.68

[1] Net income and net income per diluted share amounts are after tax
[2] Rounding may impact summation of amounts.

	Twelve Months Ended December 31, 2021			Twelve Months Ended December 31, 2020
Continuing Operations	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1,2]
As Reported	$159,301	$116,091	$4.22	$73,924	$52,767	$1.89
Professional fees for an operational improvement project	969	726	0.03	—	—	—
Professional fees for cybersecurity and shareholder engagement activities	6,955	5,209	0.19	1,923	1,463	0.05
Reserve for a litigated contract dispute	—	—	—	2,300	1,750	0.06
Change in the fair value of the earn-out liability	(496)	(372)	(0.01)	379	288	0.01
Severance expenses	—	—	—	997	759	0.03
As Adjusted	$166,729	$121,654	$4.43	$79,523	$57,027	$2.05

[1] Net income and net income per diluted share amounts are after tax
[2] Rounding may impact summation of amounts.

The following is a reconciliation of reported net income per diluted share from continuing operations to adjusted net income per diluted share from continuing operations for the three months ended March 31, 2021:

Continuing Operations	Net Income Per Diluted Share[1]
As reported	$0.60
Professional fees for cybersecurity and shareholder engagement activities	0.20
As adjusted	$0.80
1 Net income per diluted share is after tax.

The following information is provided to supplement this press release.

Actual - Continuing Operations	Three Months Ended December 31, 2021
Net income from continuing operations	$38,197
Income allocated to participating securities	(288)
Numerator for diluted income per share - net income	$37,909

Weighted-average shares outstanding-diluted	27,109
Diluted net income per share	$1.40

Projected	Full Year 2022
Projected tax rate - continuing operations	25.8%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment	$35,000

Projected - Continuing Operations	December 31, 2022
Projected weighted-average shares outstanding-diluted	26,800

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to the expected organic growth and future performance of the Company, expected first quarter 2022 revenue growth, first quarter 2022 net income per diluted share, pace towards 2023 targets, full year 2022 projected tax rate, fully diluted share count (before consideration of future share repurchase), projected capital expenditures, the future declaration of dividends and, the quarterly and full year 2022 anticipated dividends per share.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the COVID-19 pandemic, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com